UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANTTO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2012

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (808) 694-8222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01              Other Events.

On March 5, 2012, Peter S. Ho, Chairman, CEO and President of Bank of Hawaii Corporation (the “Company”), entered into a pre-arranged stock trading plan to sell a limited amount of the Company’s shares to pay for certain taxes not subject to tax withholding, which will be incurred as a result of the 2013 vesting of certain previous restricted share grants. The pre-arranged stock trading plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy regarding stock transactions (the “10b5-1 Plan”). The 10b5-1 Plan allows for the sale of a maximum of 3,500 shares of the Company’s Class A common stock commencing March 1, 2013 pursuant to a pre-established formula. The 10b5-1 Plan may terminate sooner in accordance with its terms. Mr. Ho will continue to be subject to the Company’s executive stock ownership guidelines whereby he is encouraged to own Company stock having a market value equal to at least five times base salary. Stock ownership includes the value of vested stock options, restricted stock, stock units from qualified plans, and other stock. Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers or directors, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012	BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary